EXHIBIT 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated March 26, 1996 included in Drypers Corporation's Form 10-K for the year ended December 31, 1995, and to all references to our Firm included in this Registration Statement.

ARTHUR ANDERSEN L.L.P.

Houston, Texas
November 12, 1996